OTC Markets

BACKGROUND CHECK AUTHORIZATION FORM

As a matter of practice, OTC Markets Group collects personal information from individuals associated with companies on our markets in order to conduct comprehensive background checks for the purpose of maintaining the integrity of our markets. We collect this information in connection with applications to various services or products that OTC Markets Group provides. We also use your personal information collected in this form for the purpose of conducting ongoing compliance or surveillance reviews of companies on our markets, and the individuals associated with such companies. Failure to provide the information on this form may result in the removal of the associated company from OTCQX or OTCQB or denial of access to OTC Markets Group products and services.

This form is to be used in connection with the various products, services and requests as listed below.

- **OTCQX Applications:** Complete this form for all company officers, directors and 5% Control Persons (beneficial owners of five percent (5%) or more of **any class** of the Company's equity securities). OTC Markets Group expects companies to make reasonable efforts to obtain personal information for control persons, however, we understand this may be difficult. Please use the space provided in Section 2 to explain any missing personal information.

- **OTCQB and OTC Disclosure & News Service Applications:** Complete this form for all company officers, directors, authorized user(s) for OTCIQ, and 5% Control Persons (beneficial owners of five percent (5%) or more of **any class** of the Company's equity securities). OTC Markets Group expects companies to make reasonable efforts to obtain personal information for control persons, however, we understand this may be difficult. Please use the space provided in Section 2 to explain any missing personal information.

- **OTCQX Sponsor Applications:** Complete this form for all persons associated with the applicant who will be acting in the capacity of an OTCQX Sponsor. If applicant is a FINRA member firm, also provide this information for each director, member, control person and partner or principal (as applicable).

- **Premium Provider Directory Applications:** Complete this form for all primary contacts and firm principals.

- **In Response to OTC Markets Group Requests**: OTC Markets Group may require completion of this form for certain individuals in order to conduct due diligence for its services or investigations into possible public interest concerns.

Data Privacy: OTC Markets Group takes the security of your information very seriously. Please read the Privacy Policy Statement on page 2 of this Form to learn about your data privacy rights and how the information that you provide on this form is used by OTC Markets Group.

Submission: This Background Check Authorization Form shall be submitted to OTC Markets Group via secure email transmission. Contact Issuer Services at issuers@otcmarkets.com or call (212) 896-4420 with any submission related questions.

SECTION 1: COMPANY NAME

Company Name	Hydro Power Technologies Inc
Trading Symbol	PYBX

SECTION 2: IDENTIFICATION OF INDIVIDUALS

Position/Title	Full Legal Name	Other Names	Date of Birth (MM/DD/YYYY)	Home Address (City, State & Country)
President	FENGYING GUO	_____	20/11/1960	ROOM 102,BUILDING 13,NO 72,JINGUYUAN ROAD,XIGONG DISTRICT,LUOYANG,HEMAN, CHINA.
Chief Financial Officer	RUIYAN WU	_____	12/31/1984	Lane 1111, South Lianhua Road, Minhang District, Shanghai, China
Corporate Secretary	LISU SHI	_____	01/24/1972	Lane 129,East Nianjiabang Road,Shanghai,China
Independent Director	~~DAN~~ DU	_____	11/15/1988	Shachang Road,Luoyang, Henan,China
Independent Director	QINGCHUN YI	_____	03/24/1980	NO 1000 Jiefang North Road, Baiyun District,Guangzhou,Guangdong,China _____
_____	_____	_____	_____	_____
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SECTION 3: IDENTIFICATION OF CORPORATE ENTITIES WHICH ARE 5% CONTROL PERSONS

Name of Corporate Entity	**Full Legal Name of Individual Owning or Controlling the Corporate Entity**	**Other Names**	**Date of Birth (MM/DD/YYYY)**	**Home Address (City, State & Country)**
Biocube, Inc	FENGYING GUO	_____	20/11/1960	Room 905,Building T3,HongqiaoWanchuang Center, NO.500, Xinlong Road, Minhang District, Shanghai,China
_____	_____	_____	_____	_____
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_____	_____	_____	_____	_____
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<u>Provide an explanation for any missing information in the chart above:</u>

SECTION 4: LEGAL/DISCIPLINARY HISTORY

Please indicate whether any of the persons listed under Sections 2 and 3 above have, in the last **five years**, been the subject of:	YES	NO
A. A conviction in a criminal proceeding or named as a defendant in a pending criminal proceeding (excluding traffic violations and other minor offenses). Names of Individuals: _____	☐	☒
B. The entry of an order, judgment, or decree, not subsequently reversed, suspended or vacated, by a court of competent jurisdiction that permanently or temporarily enjoined, barred, suspended or otherwise limited such person's involvement in any type of business, securities, commodities, or banking activities. Names of Individuals: _____	☐	☒
Please indicate whether any of the persons listed under Sections 2 and 3 above have **ever** been the subject of:	**YES**	**NO**
C. A finding or judgment by a court of competent jurisdiction (in a civil action), the Securities and Exchange Commission, the Commodity Futures Trading Commission, or a state securities regulator of a violation of federal or state securities or commodities law, which finding or judgment has not been reversed, suspended, or vacated. Names of Individuals: _____	☐	☒
D. The entry of an order by a self-regulatory organization that permanently or temporarily barred, suspended or otherwise limited such person's involvement in any type of business or securities activities. Names of Individuals: _____	☐	☒

If you have indicated Yes to any of the above, please also submit a Personal Information Form for the individuals names above. Failure to disclose any of the foregoing may result in the denial of application. In connection with any of the responses above, OTC Markets Group may request additional information, such as official documents, letters and orders.

SIGNATURE

I represent that the information provided herein is current, true and complete. I acknowledge that I have read and understand the Privacy Policy Statement set forth below and consent to the collection, use and disclosure of the information in this Form for the purpose of conducting a background check, and any further use as set out in the Privacy Policy below. I further represent that any personal data provided herein has been collected, and is being shared with OTC Markets Group, in accordance with all applicable privacy laws (e.g. the required consent has been obtained from third parties).

By (signature): ____________________

Name (print): FENGYING GUO

Title: PRESIDENT

Date: 07/30/2025

PRIVACY POLICY STATEMENT

Collection, Use and Disclosure of Your Information. OTC Markets Group, and its affiliates, authorized agents, subsidiaries and assigns, collect your personal information for the following purposes:

- to conduct background checks, including but not limited to, civil and criminal background checks;
- to conduct ongoing compliance or surveillance reviews of companies on our markets;
- to verify your identity and the information that you have provided;
- to determine your suitability as an officer, director, promoter, investor relations provider or, as applicable, an employee or consultant, of a company(ies) on our markets;
- to consider the eligibility of you to serve as an OTCQX Sponsor;
- to consider the eligibility of a company to be classified on OTCQX or OTCQB; and
- to detect and prevent fraud and ensure the integrity of our markets.

OTC Markets Group may provide the information that you have provided in this form to third parties for the purpose of conducting background searches, processing information or providing other administrative services. As part of this process, OTC Markets Group may also use the information collected in this form to collect additional information about you from other sources, including but not limited to, securities regulators, investigative organizations, law enforcement organizations and Self-Regulatory Organizations (SROs) and each of their subsidiaries, affiliates, and authorized agents, to ensure that the purposes set out above can be accomplished.

The information OTC Markets Group collects about you may also be disclosed to these state and federal agencies and organizations, or as otherwise permitted or required by law, and such agencies and organizations may use such information in their own investigations for the purposes described above.

Security. Your personal information that is retained by OTC Markets Group is kept in a secure environment. Except to the extent requested by securities regulators and law enforcement agencies, or pursuant to the legal process, no person shall have access to your file; provided, however, that OTC Markets Group may grant its employees and agents access to your file as necessary to accomplish one of the purposes listed above.

Your Rights. We will take steps in accordance with applicable legislation to keep personal data accurate, complete and up-to-date. You are entitled to have any inadequate, incomplete or incorrect personal data corrected. You also have the right to request access to your personal data as well as to obtain additional personal data about the processing. In signing this form, you have consented to the processing your personal data and you have the right to withdraw consent at any time, without affecting the lawfulness of our processing before withdrawal. Further, you are entitled to object to the processing of your personal data or to have your personal data erased, under certain circumstances.

OTC Markets Group Privacy Policy. In addition to the information above, OTC Markets Group's current, publicly-posted Privacy Policy (available at www.otcmarkets.com) shall apply to any personal data provided by you that is collected, stored, processed, disclosed or used by OTC Markets Group. Please review our online Privacy Policy for additional information about why we collect your information, how your information is protected, and your data privacy rights in relation to it.

Contact Us. You can email us at privacy@otcmarkets.com with any questions or comments you may have regarding your personal information and your rights with respect to such personal information. You can email us at issuers@otcmarkets.com, or the other email links located on the "contact us" page on our website, with any questions about our business and the services that we provide.